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EXHIBIT 99.1 OIL SERVICE HOLDRS TRUST PROSUPP DATED MARCH 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 2001)

                         [LOGO OF OIL SERVICE HOLDRS]

                       1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS SM Trust

   This prospectus supplement amends and supplements information contained in the prospectus dated February 6, 2001 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS SM Trust.

   The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                         Primary U.S.
                                                  Share    Trading
               Name of Company            Ticker Amounts    Market
      ----------------------------------  ------ ------- ------------
      Baker Hughes Incorporated           BHI       21       NYSE
      BJ Services Company(/1/)            BJS        7       NYSE
      Cooper Cameron Corporation          CAM        4       NYSE
      Diamond Offshore Drilling, Inc.     DO        11       NYSE
      ENSCO International Incorporated    ESV       11       NYSE
      Global Marine Inc.                  GLM       15       NYSE
      Grant Prideco, Inc.                 GRP        9       NYSE
      Halliburton Company                 HAL       22       NYSE
      Hanover Compressor Company          HC         5       NYSE
      Nabors Industries, Inc.             NBR       12       AMEX
      National-Oilwell, Inc.              NOI        7       NYSE
      Noble Drilling Corporation          NE        11       NYSE
      Rowan Companies, Inc.               RDC        8       NYSE
      Santa Fe International Corporation  SDC       10       NYSE
      Schlumberger N.V.                   SLB       11       NYSE
      Smith International, Inc.           SII        4       NYSE
      Tidewater Inc.                      TDW        5       NYSE
      Transocean Sedco Forex Inc.         RIG       18       NYSE
      Weatherford International, Inc.     WFT        9       NYSE

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     (1)  BJ Services Company announced a two-for-one stock
          split on its common stock payable to shareholders of record as of May 17, 2001. BJ Services will begin trading on a split-adjusted basis on June 1, 2001. As of June 1, 2001 the share amount of BJ Services, represented by a round lot of 100 Oil Service HOLDRS, will be 14.

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions .

           The date of this prospectus supplement is March 30, 2001.